                                                                   Exhibit 10.16


                                 EMPLOYMENT AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of the 17 day of May, 1996, by and between RYKOFF-SEXTON, INC., a Delaware corporation (the "Company"), and DAVID F. McANALLY (the "Executive").

         WHEREAS, immediately prior to the date hereof, the Executive was Vice President, Secretary and Chief Financial Officer of US Foodservice Inc., a Delaware corporation ("USFS");

         WHEREAS, pursuant to an Agreement and Plan of Merger dated February 2, 1996 (the "Merger Agreement") by and among the Company, USFS and USF Acquisition Corporation ("Acquisition"), a Delaware corporation and a wholly-owned subsidiary of the Company, as of the date hereof, USFS will be merged with and into Acquisition, with Acquisition as the surviving entity (the "Merger");

         WHEREAS, this Agreement was subject to and contingent upon prior approval by the stockholders of USFS in accordance with the provisions of
Section 280G(b)(5)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and was so approved;

         WHEREAS, it is a condition precedent to effectuating the Merger that the Executive enter into an employment agreement with the Company in the form hereof, which agreement supersedes any previous employment agreement the Executive may have had with USFS;

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, it is agreed as follows:

         1. EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby agrees to be employed by the Company upon the terms and conditions herein set forth.

         2. TERM. Employment shall be for a term commencing on the date hereof and, subject to termination under Section 7, expiring two (2) years from the date hereof. Notwithstanding the previous sentence, this Agreement and the employment of the Executive shall be automatically renewed (subject to Section
7) for successive one-year periods upon the terms and conditions set forth herein, commencing on the second anniversary of the date of this Agreement, and on each anniversary date thereafter, unless either party to this Agreement gives the other party written notice (in accordance with Section 17) of such party's intention to terminate this Agreement and the employment of the Executive at least 90 days prior to the end of such initial or extended term. For purposes of this Agreement, any reference to the "term" of this Agreement shall include the original term and any extension thereof.

         3. DUTIES OF THE EXECUTIVE. The Executive shall serve as Chief Financial Officer of the food service distribution division of the Company. The Executive shall report directly to the President of the Company. The Executive shall devote his full time and best efforts to the food service distribution business of the Company and any other related duties and responsibilities that may from time to time be prescribed by the President of the Company. Notwithstanding the foregoing, as long as it does not interfere with the Executive's employment hereunder, the Executive may serve as an officer, director or otherwise participate in educational, welfare, social, religious and civic organizations.

         4.   COMPENSATION.

              (a) During the term of this Agreement, the Company shall pay to the Executive a base salary of $185,000 per annum, which base salary may be adjusted from time to time by the Company, payable at the times and in the manner consistent with the Company's general policies regarding compensation of executive employees. Such base salary shall include any salary reduction contributions to (i) any Company-sponsored plan that includes a cash-or-deferred arrangement under Section 401(k) of the Code, (ii) any other plan of deferred compensation sponsored by the Company, or (iii) any Company-sponsored "cafeteria plan" under Section 125 of the Code.

              (b) If the Company's Board of Directors (the "Board") authorizes cash incentive compensation under the Company's Senior Executive Incentive Plan or such other management incentive program or arrangement approved by the Board, the Executive shall be eligible to participate in such plan, program or arrangement under the terms and conditions applicable to executive and management employees; provided, however, that (i) the cash incentive compensation paid to the


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Executive for the Company's 1997 fiscal year shall be in an amount not less than
50% of the Executive's annual base salary earned for the applicable period, and
(ii) the cash incentive compensation paid to the Executive for the Company's
1998 fiscal year shall be in an amount not less than 25% of the Executive's annual base salary earned for the applicable period.

              (c) If the Board authorizes grants under the Company's employee stock option plans in effect from time to time, the Executive shall participate in any such award in a manner commensurate with the Executive's position and level of responsibility with the Company as compared to the position and level of responsibility of other executive and management employees of the Company as determined by the Board in its sole discretion; provided that the Executive shall vest in any such award on the same basis as other executive and management employees. Notwithstanding the foregoing, no later than the date that is three months from the date hereof, the Executive shall be granted an option under the Company's 1988 Stock Option and Compensation Plan (as amended on September 13,
1991) to purchase not less than 10,000 shares of the Company's common stock.

         5.   EXECUTIVE BENEFITS.

              (a) In addition to the compensation described in Section 4, the Company shall make available to the Executive, subject to the terms and conditions of the applicable plans, including without limitation the eligibility rules, participation for the Executive and his eligible dependents in the Company-sponsored employee benefit plans or arrangements and such other usual and customary benefits now or hereafter generally available to employees of the Company.

              (b) The Company shall make available to the Executive such benefits and perquisites as may be made available to senior executives in the Company's food service distribution division, including, without limitation, equity and cash incentive programs and deferred compensation and welfare plans.

         6. EXPENSES. The Company shall also pay or reimburse the Executive for reasonable and necessary expenses incurred by the Executive in connection with his duties on behalf of the Company in accordance with the general policies of the Company.


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


         7. PLACE OF PERFORMANCE. In connection with his employment by the Company, unless otherwise agreed by the Executive, the Executive shall be based at offices located in Wilkes-Barre, Pennsylvania, except for travel reasonably required for Company business.

         8.   TERMINATION.

              (a) Involuntary Termination. The Executive's employment hereunder may be terminated by the Company for any reason by written notice as provided in Section 17. The Executive's Disability (as defined herein) during the term of the Agreement shall constitute an involuntary termination of employment hereunder, unless the Board expressly extends such employment for a specified time thereafter. The Executive will be treated for purposes of this Agreement as having been involuntarily terminated by the Company if the Executive terminates his employment with the Company under the following circumstances: (i) at any time after the Company has notified the Executive pursuant to Section 2 hereof that the Company intends to terminate the Agreement and the Executive's employment (rather than allow the Agreement to automatically renew); (ii) within 90 days of a reduction in the Executive's base salary as set forth in Section 4(a), unless such reduction in base salary is part of a reduction applicable generally to senior executives in the Company's food service distribution division; or (iii) unless otherwise agreed by the Executive, the relocation of the Executive or his offices or the principal place where he is required to perform his duties hereunder from Wilkes-Barre, Pennsylvania.

              (b) Voluntary Termination. The Executive may voluntarily terminate the Agreement at any time by notice to the Company as provided in
Section 17. The Executive's death during the term of the Agreement shall constitute a voluntary termination of employment for purposes of eligibility for Termination Payments and Benefits as provided in Section 9.

              (c) Subject to Section 9 and any benefit continuation requirements of applicable laws, in the event the Executive's employment hereunder is voluntarily or involuntarily terminated for any reason whatsoever, the compensation and benefits obligations of the Company under Sections 4 and 5 shall cease as of the effective date of such termination, except for


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


any compensation and benefits earned or accrued but unpaid through such date.

         9. TERMINATION PAYMENTS AND BENEFITS. If the Executive's employment hereunder is involuntarily terminated by the Company other than for Cause (as defined herein) prior to the end of the term of this Agreement, subject to the condition precedent that the Executive enter into a release and settlement agreement with the Company, then the Company shall be obligated to pay to the Executive certain termination payments and make available certain benefits during the termination payment period, as follows:

              (a) Termination Payment Period. Termination payments shall be made for the greater of the number of years (and fractions thereof) remaining in the term of the Agreement or one year.

              (b)  Calculation of Termination Payments.  Subject to subsection
(g), termination payments calculated on an annual basis shall equal the sum of
(i) the Executive's highest annual base salary during the three-year period prior to the Executive's termination plus (ii) the Executive's average annual cash incentive compensation award, including without limitation any award under the Senior Executive Incentive Program or any successor plan thereto, during the three-year period prior to the Executive's termination.

              (c) Method of Payment. Termination payments shall be paid to the Executive in accordance with the Company's regular payroll schedule. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Executive's designated beneficiary, or, if none, then to the Executive's estate.

              (d) Benefits. Notwithstanding any provision to the contrary in any option agreement or other agreement or in any plan, all of the Executive's outstanding stock options shall immediately become exercisable, and all restrictions on any other equity awards relating to continued performance of services shall lapse.

                   During the termination payment period as set forth above in subsection (a), the Company shall use its best


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


efforts to maintain in full force and effect for the continued benefit of the Executive all employee welfare benefit plans and perquisite programs in which the Executive was entitled to participate immediately prior to the Executive's termination or shall arrange to make available to the Executive benefits substantially similar to those which the Executive would otherwise have been entitled to receive if his employment had not been terminated. Such welfare benefits shall be provided to the Executive on the same terms and conditions (including employee contributions toward the premium payments) under which the Executive was entitled to participate immediately prior to his termination. The Company does not guarantee a favorable tax consequence to the Executive for continued coverage and benefits under the Company-sponsored plans nor will it indemnify the Executive for such results.

                   Notwithstanding the foregoing, with respect to the Executive's continued coverage under the Company's Medical and Dental Plan, or a successor plan, pursuant to this provision, the Executive's "qualifying event" for purposes of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") shall be his date of termination from the Company.

                   Any termination payments hereunder shall not be taken into account for purposes of any retirement plan or other benefit plan sponsored by the Company, except as otherwise expressly required by such plans or applicable law.

              (e) Termination for Cause. For purposes of this Agreement, "Cause" shall mean either:

              (i) that the Executive shall have failed consistently to meet the objectives set forth in the Company's performance appraisal standards as applied to the Executive; or

              (ii) that the Executive shall have committed:

                   (A) an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company;


                   (B)  intentional wrongful damage to property of the Company;


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                   (C)  intentional misconduct that is materially injurious to the Company, monetarily or otherwise; or

                   (D) an intentional breach of the Confidentiality and Nonsolicitation Agreement set forth in Section 10.

For purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

              (f)   Disability Defined.  "Disability" shall mean the
Executive's incapacity due to physical or mental illness to substantially perform his duties on a full-time basis for six (6) consecutive months and within thirty (30) days after a notice of termination is thereafter given by the Company the Executive shall not have returned to the full-time performance of the Executive's duties; provided, however, if the Executive shall not agree with a determination to terminate him because of Disability, the question of the Executive's disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. In the absence of agreement between the Company and the Executive, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to Disability.

              (g) Effect of Long-Term Disability. If the Executive also becomes entitled to receive benefits under an insured long-term disability insurance plan ("LTD Plan") now or hereafter paid for by the Company, then the Executive's termination benefits under this Agreement (calculated on a monthly basis) shall be reduced by the amount of the benefits paid under such LTD Plan. No such reduction shall be made for benefits paid to the Executive under a personal disability income plan or such other disability income plan paid for by the Executive, whether or not the plan was obtained through a group-sponsored or Company-related program.


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              (h)  No Obligation to Mitigate.  The Executive is under no obligation to mitigate damages or the amount of any payment provided for hereunder by seeking other employment or otherwise; provided, however, that the Executive's coverage under the Company's welfare benefit plans will terminate when the Executive becomes covered under any employee benefit plan made available by another employer and covering the same type of benefits. The Executive shall notify the Company within thirty (30) days after the commencement of any such benefits.

              (i) Forfeiture. Notwithstanding the foregoing, any right of the Executive to receive termination payments and benefits hereunder shall be forfeited to the extent of any amounts payable after any breach of Section 10, 11 or 12 by the Executive.




         10.  CONFIDENTIALITY AND NONSOLICITATION AGREEMENT.

              (a) The Executive acknowledges that in the course of his employment by the Company, he will or may have access to and become informed of confidential and secret information which is a competitive asset of the Company ("Confidential Information"), including, without limitation, (i) the terms of any agreement between the Company and any employee, customer or supplier, (ii) pricing strategy, (iii) merchandising and marketing methods, (iv) product development ideas and strategies, (v) personnel training and development programs, (vi) financial results, (vii) strategic plans and demographic analyses, (viii) proprietary computer and systems software, and (ix) any non-public information concerning the Company, its employees, suppliers or customers. The Executive agrees that he will keep all Confidential Information in strict confidence during the term of his employment by the Company and thereafter, and will never directly or indirectly make known, divulge, reveal, furnish, make available, or use any Confidential Information (except in the course of his regular authorized duties on behalf of the Company). The Executive agrees that the obligations of confidentiality hereunder shall survive termination of his employment at the Company regardless of any actual or alleged breach by the Company of this Agreement, until and unless any such Confidential Information shall have become, through no fault of the Executive, generally known to the public or the Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement). The Executive's obligations under this Section 10 are in addition to, and not in limitation of or preemption of, all other obligations of confidentiality which the Executive may have to the Company under general legal or equitable principles.

              (b) Except in the ordinary course of the Company's business, the Executive has not made, nor shall at any time following the date of this Agreement, make or cause to be made, any copies, pictures, duplicates, facsimiles or other reproductions or recordings or any abstracts or summaries including or reflecting Confidential Information. All such documents and other property furnished to the Executive by the Company or otherwise acquired or developed by the Company shall at all times be the property of the Company. Upon termination of the Executive's employment with the Company, the Executive will return to the Company any such documents or other property of the Company which are in the possession, custody or control of the Executive.

              (c) Without the prior written consent of the Company (which may be withheld for any reason or no reason), except in the ordinary course of the Company's business, the Executive shall not at any time following the date of this Agreement use for the benefit or purposes of the Executive or for the benefit or purposes of any other person, firm, partnership, association, trust, venture, corporation or business organization, entity or enterprise engaged in the "Restricted Business" (as herein defined), or disclose in any manner to any person, firm, partnership, association, trust, venture, corporation or business organization, entity or enterprise engaged in the Restricted Business, any Confidential Information. "Restricted Business" means any business or division of a business which consists of the manufacturing or sale for distribution, or the distribution, to customers that are primarily restaurants, cafes, bars, hotels, schools, colleges and other institutions (as the word "institution" is customarily defined in the wholesale grocery business) of (i) processed or bulk food and other groceries; (ii) restaurant and commercial kitchen supplies (such as paper products, janitorial supplies, consumable stores and supplies of every kind and nature); and (iii) restaurant and commercial kitchen equipment (such as cookware, appliances, glassware, dinnerware, smallwares and similar items), and likewise includes any business of a kind in


                                         -9-

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whole or in part similar to that heretofore engaged in by the Company or any of its subsidiaries.

              (d) In the event of the Executive's voluntary or involuntary termination of employment with the Company, the Executive agrees that he will not in any capacity, on his own behalf or on behalf of any other firm, person or entity, undertake or assist in the solicitation of any employee of the Company, including, but not limited to, solicitation of any employee to terminate his or her employment with the Company.


              (e) The Executive acknowledges and agrees that a violation of the foregoing provisions of this Section 10 (referred to collectively as the Confidentiality and Nonsolicitation Agreement) that results in material detriment to the Company would cause irreparable harm to the Company, and that the Company's remedy at law for any such violation would be inadequate. In recognition of the foregoing, the Executive agrees that, in addition to any other relief afforded by law or this Agreement, including damages sustained by a breach of this Agreement and any forfeitures under Section 9, and without any necessity or proof of actual damages, the Company shall have the right to enforce this Agreement by specific remedies, which shall include, among other things, temporary and permanent injunctions, it being the understanding of the undersigned parties hereto that damages, the forfeitures described above and injunctions shall all be proper modes of relief and are not to be considered as alternative remedies.

         11. COVENANT NOT TO COMPETE. During the termination payment period as set forth above in Section 9(a), if the Executive has received or is receiving benefits under Section 9, the Executive will not, without the prior written consent of the Company (which consent may be withheld for any reason or no reason), directly or indirectly or by action in concert with others, own, manage, operate, join, control, perform consulting services for, be employed by, participate in or be connected with any business, enterprise or other entity (or the ownership, management, operation, or control of any such business, enterprise or other entity) (a "Competing Enterprise") engaged anywhere in the United States in the "Restricted Business" (as herein defined) or any other principal line of business developed or acquired by the Company or its affiliates during the term of this Agreement (the "Other Business"); provided, however, that


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nothing in the foregoing shall prohibit the Executive from the mere ownership of securities in any such Competing Enterprise, and provided further that the foregoing prohibitions shall apply only if the annual revenues of such Competing Enterprise (including any affiliate thereof) derived from the Restricted
Business and the Other Business for the most recently completed fiscal year exceed $500 million.

         12. POST-TERMINATION ASSISTANCE. The Executive agrees that after his employment with the Company has terminated he will provide, upon reasonable notice, such information and assistance to the Company as may reasonably be requested by the Company in connection with any litigation in which it or any of its affiliates is or may become a party; provided, however, that the Company agrees to reimburse the Executive for any related expenses, including travel expenses.

         13. ARBITRATION. Any dispute between the parties under this Agreement shall be resolved (except as provided below) through informal arbitration by an arbitrator selected under the rules of the American Arbitration Association (located in Wilkes-Barre, Pennsylvania) and the arbitration shall be conducted in that location under the rules of said Association. Each party shall be entitled to present evidence and argument to the arbitrator. The arbitrator shall have the right only to interpret and apply the provisions of this Agreement and may not change any of its provisions. The arbitrator shall permit reasonable pre-hearing discovery of facts, to the extent necessary to establish a claim or a defense to a claim, subject to supervision by the arbitrator. The determination of the arbitrator shall be conclusive and binding upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. The arbitrator shall give written notice to the parties stating his or their determination, and shall furnish to each party a signed copy of such determination. The expenses of arbitration shall be borne equally by the Executive and the Company or as the arbitrator shall otherwise equitably determine.

              Notwithstanding the foregoing, the Company shall not be required to seek or participate in arbitration regarding any breach of the Executive's Confidentiality and Nonsolicitation Agreement contained in Section 10 or the Covenant Not to Compete contained in Section 11, but may pursue its remedies for such breach in a court of competent jurisdiction in Wilkes-Barre,


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Pennsylvania.  Any arbitration or action pursuant to this Section 13 will be governed by and construed in accordance with the substantive laws of the State of Pennsylvania, without giving effect to the principles of conflict of laws of such State.

         14. AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, or between either or both of the parties hereto and USFS, with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to such subject matter. Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, which are not embodied herein, and that no other agreement, statement or promise pertaining to the subject matter hereof that is not contained in this Agreement shall be valid or binding on either party.

         15. WITHHOLDING OF TAXES. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

         16.  SUCCESSORS AND BINDING AGREEMENT.

              (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.
This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

              (b) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal


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


representatives, executors, administrators, successors, heirs, distributees and legatees.

              (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 16(a) and 16(b). Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by the Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 16(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

         17. NOTICES. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive offices and to the Executive at his principal residence, or to such other address as either party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         18. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Pennsylvania, without giving effect to the principles of conflict of laws of such State.

         19. VALIDITY. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be


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affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.


         20. SURVIVAL OF PROVISIONS. Notwithstanding any other provision of this Agreement, the parties' respective rights and obligations under Sections 9, 10, 12, 13 and 21 will survive any termination or expiration of this Agreement or the termination of the Executive's employment for any reason whatsoever.

         21. LEGAL FEES AND EXPENSES. Without regard to whether the Executive prevails, in whole or in part, in connection therewith, the Company will pay and be financially responsible for 100% of any and all reasonable attorneys' and related fees and expenses incurred by the Executive in connection with any dispute associated with the interpretation, enforcement or defense of Executive's rights under this Agreement by litigation or otherwise, provided that, in regard to such dispute, the Executive has not acted in bad faith or with no colorable claim of success.

         22. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Unless otherwise noted, references to "Sections" are to sections of this Agreement. The captions used in this Agreement are designed for convenient reference only and are not to be used for the purpose of interpreting any provision of this Agreement.

         23. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.


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


         IN WITNESS WHEREOF, the parties hereof have executed this Agreement as of the day and year first written.


                                       /s/ David F. McAnally
                                       ---------------------------------------
                                       David F. McAnally


                                       RYKOFF-SEXTON, INC.



                                       By: /s/ Mark Van Stekelenburg
                                           -----------------------------------
                                           Mark Van Stekelenburg
                                           Chairman and Chief Executive
                                           Officer


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